EXHIBIT 99.2

FORM OF NON-RECOURSE NOTES

NON-RECOURSE SECURED PROMISSORY NOTE

$100,000.00	Denver, Colorado
Principal Sum	January 14, 2013

FOR VALUE RECEIVED, U-Swirl, Inc., a Nevada corporation (“Maker”), whose address is 1175 American Pacific Suite C, Henderson, NV 89074, promises to pay to the order of Aspen Leaf Yogurt, LLC, a Colorado limited liability company (“Payee”), at Payee’s principal place of business, 265 Turner Drive, Durango, CO 81303, the principal sum of $100,000.00.  This Note (i) is issued pursuant to Section 2.4 of the Asset Purchase Agreement dated as of January 14, 2013 and entered into by and between Maker and Payee (as in effect from time to time, the “Purchase Agreement”), and (ii) is intended to be the “Non-Recourse Note” relating to the Company Owned Store located in _______________ referred to therein.  Each capitalized term that is used and not otherwise defined in this Note has the meaning assigned to that term in the Purchase Agreement.

Interest shall accrue on this Note at the rate of 6% per annum, compounded annually.  This Note shall be paid in monthly installments of $1,666.67 plus all accrued interest through the date of payment, with the first payment of principal plus accrued interest due January 14, 2015 and subsequent payments of principal plus accrued interest due on the 14th day of each month thereafter until paid in full (each a “Payment Date”).  In the event that the amount due under this Note is not paid in full on or before each Payment Date, default interest shall accrue as set forth below.

All payments on this Note shall be applied first to the payment of accrued interest and, after all such interest has been paid, any remainder shall be applied to reduction of the principal balance.  All amounts payable hereunder are payable in lawful money of the United States of America.

The indebtedness evidenced by this Note may be prepaid by Maker in whole or in part without notice, penalty, or premium at any time; provided that any principal prepayment shall be accompanied by all interest then accrued, if any.   Unless the outstanding balance is paid in full, no prepayment will delay or postpone the next consecutive payment when that payment becomes due.

Upon the occurrence of any one or more of the following events of default (each an “Event of Default”), Payee may send a written notice to Maker specifying the Event of Default.  In that situation, if Maker does not cure the Event of Default within the time period specified below for that Event of Default (if any) then, at the option of Payee, the entire unpaid principal sum and all accrued interest shall become immediately due and payable upon notice by Payee to Maker:

(a)           Failure of Maker to pay any part of the principal or interest when due, which failure is not cured within 10 days.

(b)           Any default in the performance of any obligation of Maker hereunder or under any instrument or agreement executed and delivered to secure payment of this Note, including under the Security Agreement (as defined below), which default is not cured within 10 days.

(c)           Maker is unable, or admits in writing its inability, to pay its debts, or shall not pay its debts generally as they come due, or shall make any assignment for the benefit of creditors.

(d)           Any of the following events occurs with respect to Maker: liquidation or dissolution; merger, consolidation, or other corporate reorganization of Maker or any of its subsidiaries; sale of all or any material portion of Maker’s or any of its subsidiaries’ assets; termination of Maker’s or any subsidiary’s existence; insolvency; business failure; or cessation of the conduct of any substantial part of Maker’s or any of its subsidiaries’ business in the ordinary course.

(e)           Maker commences, or there is commenced against Maker, any case, proceeding, or other action seeking to have an order for relief entered with respect to Maker, or to adjudicate Maker as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking appointment of a receiver, trustee, custodian, or other similar fiduciary, with respect to any part of Maker’s business or property.

(f)           Maker defaults on any other debts, obligations, or liabilities to Payee.

Maker’s obligations on this Note shall be secured by a “Security Agreement” of even date herewith executed by Maker as Debtor and naming Payee as Secured Party.  Notwithstanding anything to the contrary contained herein, the Payee agrees that the Maker shall have no personal liability hereunder and that the Payee shall seek recourse only to the collateral described in the Security Agreement and any such substitute or additional collateral which may be granted to the Payee from time-to-time.  However, nothing contained in this Note shall limit Payee’s rights to institute or prosecute a legal action or proceeding or otherwise make a claim personally against Maker for damages and losses to the extent arising directly or indirectly from any of the following, or against the person or persons committing any of the following:

(a)           fraud or intentional misrepresentation by Maker,

(b)           physical damage to the Company Owned Store to which this Note relates from intentional waste or other action taken or committed by Maker, or

(c)           a breach of the Security Agreement.

In the event any payment on this Note is not paid in full on or before the Payment Date, or in the event of any other Event of Default, all of the outstanding principal sum and any accrued interest then due shall, retroactively from and after the date of this Note, bear interest at the rate of twelve percent (12%) per annum or the maximum amount permitted by applicable law, whichever is greater, thereafter compounded annually at December 31 until paid.  Maker hereby agrees to pay reasonable attorneys’ fees and all other reasonable costs and expenses incurred, after an Event of Default, in the enforcement of this Note, the enforcement of any security interest with respect to this Note, and the collection of amounts due here under, whether such enforcement or collection is by court action or otherwise.

This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Colorado.  Maker, and any endorsers, sureties and guarantors, agree that the federal and state courts located in the State of Colorado shall have subject matter jurisdiction to entertain any action brought to enforce or collect upon this Note and, by execution hereof, voluntarily submit to personal jurisdiction of such courts; provided, however, such jurisdiction shall not be exclusive and, at its option, Payee may commence such action in any other court which otherwise has jurisdiction.

Maker, and any endorsers, sureties and guarantors, of this Note, jointly and severally waive presentment for payment; and it/they (as applicable) agree to any extension of time of payment and partial payments before, at, or after maturity.  No renewal or extension of this Note, no release or surrender of any security for this Note, no release of any person liable hereon, no delay in the enforcement hereof, and no delay or omission in exercising any right or power here under, shall affect the liability of Maker.  No delay or omission by Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power.  Each legal holder hereof shall have and may exercise all the rights and powers given to Payee herein.

[Signature Page Follows]

IN WITNESS WHEREOF, this Note is executed as of the date first written above.

U-Swirl, Inc., a Nevada corporation

By: ____________________________
Name: __________________________
Title:   __________________________

SCHEDULE

Non-Recourse Secured Promissory Notes were executed on January 14, 2013 between U-Swirl, Inc. as Maker and Aspen Leaf Yogurt, LLC as Payee as follows:

•	Relating to the Company Owned Store in Ames, Iowa
•	Relating to the Company Owned Store in Gilbert, Arizona
•	Relating to the Company Owned Store in Greeley, Colorado
•	Relating to the Company Owned Store in Murfreesboro, Tennessee